EXHIBIT 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

SENIOR HOME CARE—ONE OF THE LARGEST PREMIER PROVIDERS OF HOME HEALTH

CARE SERVICES IN FLORIDA AND LOUISIANA

Acquisition Substantially Expands Care Management Division’s Integrated Care Capabilities

Acquired Company Operates 47 Locations in Florida and Louisiana

With Annualized Revenues of $143 Million

LOUISVILLE, Ky. (November 4, 2013) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE:KND) today announced that it has signed a definitive agreement to acquire Senior Home Care, Inc. (“Senior Home Care”) for a purchase price of $95 million. The Company expects to finance the transaction with operating cash flows and proceeds from its revolving credit facility.

Senior Home Care is a premier home health provider that operates through 47 locations in Florida and Louisiana. Senior Home Care currently generates annualized revenues of approximately $143 million. The Company expects that the transaction will be accretive to earnings in 2014.

More than half of Senior Home Care’s locations were named to the 2012 HomeCare Elite, a compilation of the top-performing home health agencies in the United States. This annual review identifies the top 25% of Medicare-certified agencies and further highlights the top 100 and top 500 agencies overall.

In Florida, Kindred currently operates 10 Transitional Care Hospitals (certified as long-term acute care (“LTAC”) hospitals) within Senior Home Care’s existing service areas. In Louisiana, Kindred currently operates one Transitional Care Hospital and, through its RehabCare division, five hospital-based acute rehabilitation units within Senior Home Care’s existing service areas.

The acquisition of Senior Home Care reflects another important step in the expansion of Kindred’s Care Management Division, which includes the Company’s home health business, Kindred at Home. Kindred continues to believe that innovation in the delivery of coordinated, high-quality care, in and across care settings, is critical and that this transaction further builds Kindred’s capabilities in these areas.

Senior Home Care is a leading provider of home health in Florida and Louisiana and Kindred is excited to partner with its seasoned and highly respected management team to continue to grow and deliver quality outcomes for the large and increasing number of patients in its markets (including over 4 million Medicare beneficiaries) who can benefit from its services. Now with a leading presence in key states including Texas, California, Florida and Ohio, Kindred at Home has approximately 200 sites of service across 13 states and a national presence that stretches coast-to-coast with over $350 million in annualized revenues.

The transaction is subject to regulatory approvals and other customary conditions to closing. The Company expects to close the transaction in the fourth quarter of 2013.

680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

- MORE -

“This transaction provides us a tremendous opportunity to continue the expansion of our post-acute services in Florida and Louisiana and supports the growing interest among patients, physicians, hospital systems and public and private payors for high-quality, patient-centered integrated care,” said Paul J. Diaz, Kindred’s Chief Executive Officer.

Mr. Diaz added, “This transaction is another important example of how we are redeploying assets from our divestiture process and repositioning Kindred with a focus on our Integrated Care Markets and our Care Management Division, including Kindred at Home. We look forward to Senior Home Care’s team joining our organization and contributing their knowledge and expertise. We in turn believe we can provide our new colleagues with enhanced opportunities for professional growth and development within an organization that is mission and values driven, innovative and growing.”

“Senior Home Care’s unique platform is scalable and diversified,” said Benjamin A. Breier, Kindred’s President and Chief Operating Officer. “With a strong reputation built on patient service, clinical expertise and focused specialty programs, its platform includes a world class business software solution and experience with new care delivery and managed care models and features efficient operations and multiple growth opportunities. Senior Home Care’s business model is characterized by attractive margins and low capital intensity and fits well with our Continue the Care strategy in developing Kindred’s overall operations in a number of key Integrated Care Markets in Florida.”

Mr. Breier continued, “Amidst continued changes in health services broadly and the home health sector specifically, Kindred at Home, under the Care Management Division, is aggressively pursuing both strategic and operational initiatives, as evidenced by this transaction, that will enable the business to succeed and be well positioned today and in the future.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the satisfaction of closing conditions to the transaction discussed above, (b) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient

- MORE -

Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (c) the impact of final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s Transitional Care (“TC”) hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (d) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (e) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. An automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013, (f) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by 50% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (g) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (h) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (i) the ability of the Company’s hospitals to adjust to potential LTAC certification and medical necessity reviews, (j) the costs of defending and insuring against alleged professional liability and other claims (including those related to pending whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs and reserves related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (k) the impact of the Company’s significant level of indebtedness on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (l) the Company’s ability to successfully redeploy its capital and proceeds of asset sales in pursuit of its business strategy and pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (m) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (n) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) the Company’s ability to successfully reduce or mitigate (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated

- MORE -

obligation to refund overpayments to government payors, fines and other sanctions, (v) the potential for diversion of management time and resources in seeking to transfer the operations of 60 non-strategic nursing centers currently leased from Ventas, Inc., (w) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (x) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (y) the Company’s ability to attract and retain key executives and other healthcare personnel, (z) the Company’s ability to successfully dispose of unprofitable facilities, (aa) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2012 and 2011, (bb) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (cc) the Company’s ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6 billion and approximately 72,000 employees in 46 states. At June 30, 2013, Kindred through its subsidiaries provided healthcare services in 2,167 locations, including 116 transitional care hospitals, six inpatient rehabilitation hospitals, 169 nursing centers, 24 sub-acute units, 105 Kindred at Home hospice, home health and non-medical home care locations, 103 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which serves 1,644 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for five years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

- END -